EXHIBIT 23.1









                          INDEPENDENT AUDITORS CONSENT


We  consent  to the  incorporation  by  reference  in  the  Form  S-8  of  Gobal
Envirnomental Energy Corp. (F/K/A Life Energy & Technology Holdings, Inc.)(the "Company") of our report dated October 12, 2004, relating to the financial statements of the Company as of and for the year ended May 31, 2004, and to all references to our firm included in this registration statement.





/s/ Berkovitz and Lagos and Company LLC
Berkovitz and Lagos and Company LLC

February 16, 2005